Exhibit 10.6

DOLLAR GENERAL CORPORATION
100 MISSION RIDGE
GOODLETTSVILLE, TN 37072

July 5, 2007

Challis Lowe
c/o Eleanor Banister
King & Spalding
1180 Peachtree Street
30th Floor
Atlanta, Georgia 30309

Re:          Call Right and Termination without Good Reason Provision in Management Stockholder’s Agreement

Dear Challis Lowe:

In connection with the closing of the acquisition contemplated in that certain Agreement and Plan of Merger, dated as of March 11, 2007, by and among Buck Holdings, L.P., a Delaware corporation (“Parent”), Buck Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent, and the Dollar General Corporation (“Company”), you will execute a Management Stockholder’s Agreement.  The Management Stockholder’s Agreement will be by and among you, the Company and Parent. All capitalized terms not defined herein shall have the meaning set forth in the Management Stockholder’s Agreement.

Solely for purposes of your Management Stockholder’s Agreement, if you retire from employment with the Company and its affiliates on or after the third anniversary of the Closing Date (“Retirement”), such Retirement will be deemed a termination by you for Good Reason, and as such any rights the Company may have to purchase all or any portion of your shares of Stock and/or Options shall be governed by Section 6(b) of your Management Stockholder’s Agreement, in lieu of Section 6(d) of such agreement.  However, for the avoidance of doubt, such termination will not be considered a termination for Good Reason under any employment or severance agreement you may have with the Company or any of its affiliates unless otherwise agreed by the parties hereto.

In addition, notwithstanding any other provision set forth in that certain Stock Option Agreement that you are entering into with the Company concurrently with the execution of this letter agreement, with respect to any vested exercisable New Options held by you upon your Retirement, such New Options shall remain exercisable for the remainder of the ten-year term of the New Option.  Except as expressly provided in this letter agreement, all other terms and conditions of your Stock Option Agreement will remain in full force and effect as provided therein.

By signing below, you and the Company agree to recognize your entitlement to the rights hereunder and that the Management Stockholder’s Agreement and your Stock Option Agreement referenced above are each deemed amended to incorporate the terms of this letter agreement solely to the extent of the subject matter contained herein.

This letter agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto (or its successors, permitted transferees, estate, designated beneficiaries or assigns) nor create any or establish any third party beneficiary hereto.  In the event of any dispute over the terms of this letter agreement, Section 18 of the Management Stockholder’s Agreement shall govern.

This letter agreement may be executed in counterparts.

[signature page to follow]

Sincerely,

BUCK HOLDINGS, L.P.
By: Buck Holdings, LLC, its General Partner

		By	/s/ Raj Agrawal
Name:
Title:

DOLLAR GENERAL CORPORATION

		By	/s/ Susan Lanigan
Name: Susan Lanigan
Title: EVP, GC

Accepted and agreed to as of
the date first above written:

CHALLIS LOWE

By	/s/ Challis M. Lowe
Name: Challis M. Lowe
Title: EVP-HR